TURB O ENER G Y IP O September 2023

Dis c lai m er This document contains forward - looking statements. In addition, from time to time, we or our representatives may make forward - looking statements orally or in writing. We base these forward - looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward - looking statements relate to future events or our future performance, including: our ﬁnancial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward - looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward - looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward - looking statement. Forward - looking statements are only predictions. The forward - looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward - looking statement, whether as a result of uncertainties and assumptions, the forward - looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. See offering documents for further risks and disclosures. Past performance is not indicative of future results. There is now guarantee that any speciﬁc outcome will be achieved. Investments may be speculative, illiquid and there is a total risk of loss. For m CRS /Re g B I D iscl aimer: Titan Partners Group, a division of American Capital Partners, LLC and Boustead Securities, LLC are registered with the Securities and Exchange Commission (SEC) as a broker s - dealer s and are a member s of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). Brokerage and investment advisory services and fees differ and it is important for you to understand these differences. Free and simple tools are available to research ﬁrms and ﬁnancial professionals at Investor.gov/ CRS, which also provides educational materials about broker - dealers, investment advisers, and investing. When we provide you with a recommendation, we have to act in your best interest and not put our interest ahead of yours. At the same time, the way we make money creates a conﬂict with your interests. Please strive to understand and ask us about these conﬂicts because they can affect the recommendations we provide you. There are many risks involved with investing. For Boustead Securities customers and clients, please see our Regulation Best Interest Relationship Guide on the Form CRS Reg BI page on our website at https:// www.boustead1828.com/form - crs - reg - bi. For FlashFunders’ visitors, you may review the Form CRS of Boustead Securities under the Form CRS section. Please also carefully review and verify the accuracy of the information you provide us on account applications, subscription documents and others. This Presentation (the “Presentation”) contains sensitive business and ﬁnancial information. It is being delivered on behalf of the Company by Titan Partners Group, a division of American Capital Partners, LLC and Boustead Securities, LLC (“BSL”). The sole purpose of this Presentation is to assist the recipient in deciding whether to proceed with a further inquiry of the Company. This Presentation does not purport to be all - inclusive or to necessarily contain all the information that a prospective investor may desire in evaluating a possible business transaction with the Company. By accepting this Presentation, the recipient agrees to keep conﬁdential the information contained herein or made available in connection with any further inquiry of the Company. This Presentation may not be photocopied, reproduced or distributed to others at any time without the prior written consent of BSL. Upon request, the recipient will promptly return all materials received from the Company or BSL (including this Presentation) without retaining any copies thereof, all in accordance with the Conﬁdentiality Agreement This Presentation has been prepared for informational purposes relating to this transaction only and upon the express understanding that it will be used only for the purposes set forth above. Neither the Company nor BSL makes any express or implied representation or warranty as to the accuracy or completeness of the information contained herein or made available in connection with any further investigation of the Company and to the certainty or assurance that any proposed acquisition contained in this Presentation will be completed. Each of the Company and BSL expressly disclaims any and all liability which may be based on such information, errors therein or omissions there from. The recipient shall be entitled to rely solely on the representations and warranties made to it in any deﬁnitive agreement and the due diligence that recipient conducts. In furnishing this Presentation, neither the Company nor BSL undertakes any obligation to provide the recipient with access to any additional information. This Presentation shall neither be deemed an indication of the state of affairs of the Company nor constitute an indication that there has not been any change in the Company or affairs of the Company since the date hereof, nor an indication that BSL has performed any due diligence on the Company or its affairs. This Presentation does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction. Investments in private placements may be illiquid, highly speculative and you may lose your entire investment. This Presentation includes certain statements, estimates and projections with respect to the anticipated future performance of the Company. Such statements, estimates and projections are based on signiﬁcant assumptions and subjective judgment concerning anticipated results. These assumptions and judgments are inherently subject to risks, variability and contingencies, many of which are beyond the Company’s control. These assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected results are obtainable or will be realized. Actual results likely will vary from those projected, and such variations may be material. In addition, this Presentation does not describe certain risks associated with the Company’s business. All communications or inquires relating to the Company or this Presentation should be directed to the representative of BSL. No personnel at the Company may be contacted directly unless expressly permitted by BSL. © 2022 All rights reserved. Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved.

Risk F ac t o rs Our business is subject to numerous risks and uncertainties that you should consider before investing in our company. You should carefully consider all of the risks described more fully in the registration statement on Form F - 1, before deciding to invest in our American Depositary Shares. If any of these risks actually occurs, our business, ﬁnancial condition and results of operations would likely be materially adversely affected. These key risks, include, but are not limited to, the following: Ris k s Rela t e d t o Ou r Busi n es s a n d I n dust r y - We are an early - stage company with limited operating history, which may make it difficult to evaluate our business and prospects and may not be indicative of our future growth or ﬁnancial results. - We are currently selling a small number of lines of products and if these products that we sell or install fail to perform as expected, our reputation could be harmed and our ability to develop, market and sell our products and services could be harmed. - Our products may experience quality problems from time to time that could result in negative publicity, litigation, product recalls and warranty claims, which could result in decreased revenues and harm to our brands. - We expect to incur research and development costs and devote signiﬁcant resources to developing new products, which could signiﬁcantly reduce our proﬁtability and may never result in revenue to the Company. - Our success depends on our ability to develop new products and capabilities that respond to customer demand, industry trends or actions by our competitors and failure to do so may cause us to lose our competitiveness in the battery industry and may cause our proﬁts to decline. - We are dependent on a few customers for a signiﬁcant amount of our net revenues. - We currently report our ﬁnancial results under IFRS, which differs in certain signiﬁcant respect from U.S. generally accepted accounting principles. Risks Related to This Offering and Ownership of Our ADSs - There has been no prior market for our ADSs and an active and liquid market for our ADSs may fail to develop, which could harm the market price of our ADSs. - We are a Spanish corporation, and it may be difficult to enforce judgments against us in U.S. domestic courts. - We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. - As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares. - Our parent company will own a majority of our outstanding ordinary shares after this offering. As a result, it will have the ability to approve all matters submitted to our shareholders for approval. - Future issuances of our ADSs or ordinary shares or securities convertible into, or exercisable or exchangeable for, our ordinary shares, or the expiration of lock - up agreements that restrict the issuance of new ADSs or ordinary shares or the trading of outstanding ADSs or ordinary shares, could cause the market price of our ADS to decline and would result in the dilution of your holdings. - We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively. - Holders of ADSs are not treated as holders of our ordinary shares. Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved.

Of f ering Summa r y Issuer Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved. E x chang e & Tic k er Sha r es Outsta n ding Im m edia t ely Prio r t o Completio n of the IPO American Depositary Shares (ADSs) Offered Sha r es Outsta n ding Im m edia t ely A f t er t o the Of f ering Of f ering Pri c e Use of P r o c eeds Underwrite r s Issuer ’ s U . S . Lega l C ouns el U n derwri t er ’ s U . S . Lega l Coun s el Audi t or T urb o E n e r gy SA , a Spani s h c orpo r ation Nasdaq Capital Mar k et Tic k er S ymbol: “TURB” 50,085,700 o r dinary sha r es 1,000,000 ADSs representing 5 ,000,000 ordinary shares issuable (or 1,150,000 ADSs representing 5 , 75 0,000 ordinary shares if the underwriters exercise the over - allotment option in full) 5 5 ,085,700 ordinary shares or 5 5 ,8 3 5,700 ordinary shares if the underwriters exercise the over - allotment option in full (including ordinary shares represented by ADSs) $5.00 t o $6.00 per ADS Compa n y g r o wth, in t ernational e xpansion and ad v ertising Titan Partners Group, a division of American Capital Partners , LLC // Boustead Securities, LLC Bevilacqua PLLC Sich e nzia Ross F e r e n c e LLP T A AD LLP

Overview

TURBO ENERGY
SOLAR INNOVATION

Who?

Team with more than 20 years of PV (photovoltaic) experience and the soul of an innovative start-up.

Revenue: $33M
EBITDA: $1.8M

R&D Team / Laboratory

IT Team

10+ Years as Energy Storage Leader in Spain

Designed & Produced in Spain

What?

Smart PV energy storage with Artificial Intelligence.


Ai

Why?

Turbo EnergyTM provides the most competitive energy storage solution


TURBO ENERGY
SOLAR INNOVATION
TESLA
1
sonnen

Market

A market with high growth prospects, in need of technological solutions for the challenges ahead.

North America & Europe battery market:


$49B
$5B
2022
2028

Use of Funds

$5M Nasdaq

- **International Expansion**



- **Marketing Efforts**
- **PV R&D Development**

- C&I
- BIPV
- Portable
- Residential


+
Ai

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Market Overview

TURBO ENERGY
SOLAR INNOVATION


NET ZERO
by
2050
2022
330
$ per mWh
2020
55
$ per mWh
2020
3 M
cars/year
2040
64M
cars/year

New Challenges:

- Decarbonization is a global focus
- Electricity costs will remain unstable
- Grid decentralization is the future
- EV car sale on the rise

Smart residential and industrial PV storage solutions for individual and community use are the key.

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

History - from Hardware to Hardware-enabled SaaS

TURBO ENERGY
SOLAR INNOVATION

HARDWARE


TE/ST 2200
TURBO ENERGY





All-in-one
SunBox



All-in-one
SunBox EV

2008
First lithium-ion batteries for residential use in Spain

2020
One of the first all-in-one solution for residential PV use on the market

2021
AI-optimized algorithm, cool design, and premium functionalities in a PV all-in-one solution

2022
First all-in-one PV&EV charger with optimized algorithm and unique charging modes

SOFTWARE

Energy Savings

Peak Shaving

Storm Protection

Smart Backup


Turbo Energy
POWER FLOW

Customize
your plant


Ai

AI management

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Turbo Energy - Beyond Storage System

TURBO ENERGY
SOLAR INNOVATION

Turbo Energy is a well-established company in the Spanish PV sector:

Revenue: $33M
EBITDA: $1.8M

R&D Team / Laboratory

IT Team

10+ Years as Energy Storage Leader in Spain

Designed & Produced in Spain


SunBox

Turbo Energy proposes disruptive solutions that compete with:

- **Plug & Play Solutions**
- **AI Enhancement**
- **Plant Customization**
- **Adaptable Alternatives**
- **Competitive Prices**

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

SUNBOX. All-In-One

TURBO ENERGY
SOLAR INNOVATION

SunBox: Turbo Energy integrates all the electronic equipment necessary for the home's PV setup, into a single unit. Safe, integrated into the design of the home, and with the most advanced functionalities.

AC & DC PROTECTION



5 kW – 10kW INVERTER


TURBO ENERGY
Lithium Series Slim 5.1 kWh

5.1 kWh – 15.3 kWh BATTERIES



2x POWER MICROINVERTERS


SunBox

FULL Backup System

GENERATOR Input

SMART Load Output


Only battery
65.57%
All-in-one

2028 Forecast

EUROPE AND AMERICA SOLAR ENERGY STORAGE BATTERY MARKET RESEARCH & FORECAST 2022-2028

QYRESEARCH

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

SunBox ® EV 3 Cha r ging Modes: On l y w i th r e n e w able energy Mini mum c o st i n the electri c i t y bill Maximum loading speed $ 1 ,716 B 2022 23 24 25 26 27 28 29 30 31 2032 $ 205 B 100 1000 EV Mar k et Si z e , 202 2 t o 2032 U S D BILLION Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved. Source: www.precedenceresearch.com SunBox offers a version with an integrated electric vehicle charger with proprietary charging modes.

SunBox® **Industry**

TURBO ENERGY
SOLAR INNOVATION

2023 New SunBox: a C&I version with optimal power and storage capacity.



European Solar Energy Storage Battery Market Share by Application in 2022



10.80%
18.87%
70.33%

2022E

- Residential Use
- Commercial Use
- Industrial Use

Power & Storage Capacity Range:

From
50 kW to
500 kW

From
50 kWh to
1.8 MWh

EUROPE AND AMERICA SOLAR ENERGY STORAGE BATTERY MARKET RESEARCH & FORECAST 2022-2028 QYRESEARCH

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Making **Energy Consumption Customizable**

TURBO ENERGY
SOLAR INNOVATION

Backup Mode
The customer decides what percentage of the battery is used to offset potential power outages.

Peak Shaving
The battery is automatically programmed to be consumed during peak demand to reduce the necessary contracted power.

Storm Protection
When a storm is forecasted, the system adjusts to store energy and prevent a blackout.



Casa Mario
CONSUMOS
cambiar vista
Selecciona las gráficas a mostrar
SOLAR

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Energy Management with **AI**

TURBO ENERGY
SOLAR INNOVATION



Market Pricing
Remote Connection
Weather
Forecast
AI Algorithm
Plant Generation
Big Data
Processing
Customer
Consumption Big Data
Processing

Artificial Intelligence focused on Machine Learning with Gradient Boosting technique.

Maximum Electricity Bill Reduction Mode

Savings on the electric bill in a photovoltaic installation with storage



30%
65%
Common
installation
SunBox

Past performance is not indicative of future results. Investments may be speculative, illiquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Future Road Map

TURBO ENERGY
SOLAR INNOVATION

Hardware Niches

- Home All-in-One
- C&I All-in-One
- Building Integrate PV
- Portable Solutions

New Software Features

- Virtual Power Plants
- Energy Community Management
- CO_2 Certifications
- Virtual Assistant Integrations: Alexa, Siri, and Google

AI Developments

- Near-to-Zero Electricity Bills
- Bi-directional EV Charging
- Appliance Performance Analysis
- Smart Load Management

Financial Services

- Solar Lease
- PPA

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

SunBox vs. Competitors

TURBO ENERGY SOLAR INNOVATION

Tesla and Sonnen, the only two companies in residential and industrial solar storage sales with all-in-one product offerings

Europe Market 2022: $2.94M

Key Solar Energy Storage Battery Players in Europe Market, Ranking by Revenue (2022)

Rank	Company	Revenue ($ in Millions)	Market Share
1	Sonnen	429.76	14.60%
2	Tesla	392.25	13.32%
3	LG ES	332.77	11.30%
4	Huawei	237.55	8.07%
5	BYD	234.08	7.95%

EUROPE AND AMERICA SOLAR ENERGY STORAGE BATTERY MARKET RESEARCH & FORECAST 2022-2028 QYRESEARCH

	TURBO ENERGY SOLAR INNOVATION	TESLA	sonnen
Plug & Play	**All interconnected elements except batteries**	All elements must be assembled. The structure mounted on the wall	All elements must be assembled. The structure mounted on the wall
AI	**Use of big data on energy consumption, generation, weather and market prices to optimize battery usage.**	Optimization of battery usage according to contracted prices	Manual programming of battery usage schedule
Customization	**Partial battery reserve selector for back up. Peak Shaving mode. Automatic storm mode.**	Partial battery reserve selector for back up. Automatic storm mode	Partial battery back up reserve selector switch
Flexibility	**Expansion of power and storage capacity with a single unit**	Parallelization only	Parallelization only
EV	**All-in-one integration and smart charging modes**	Connection with external charger. Special modes with Tesla car.	Connection with external charger
Price	**$**	$$	$$

Past performance is not indicative of future results. Investments may be speculative, illiquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

SunB o x v s. Competi t o r s Cool Design Sa f e f or Child r e n Quick Installation No Mista k es Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved.

Mar k et 201 7 10,000 201 8 201 9 2020 202 1 2022 E 2023 F 2024 F 2025 F 2026 F 35,56 2 13, 5 28 2027 F 2028 F Revenue $ Million 30,000 34% All - in - one 66% Conventional systems 46% Conventional systems 54% All - in - one North A m eri c a Europe Mar k et Si z e North A m eri c a EU All - in - O n e Mar k et Sha r e in 2028 W ith a >50% C A GR bet w e e n 2022 - 2028 in Eu r ope and North America, and an expected increase in demand for all - in - one battery - powered equipment for energy s t o r age and PV installations, n o w is the optimal time f or T urbo Ene r g y TM ’ s in t ernational e xpansion. EUROPE AND AMERI CA SOLAR ENER G Y STOR AGE B A T TE R Y MARKET R E SEARCH & FOR E C A ST 2022 - 2028 P o t e ntia l S t o r age Mar k et i n 2028: $49B Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved.

Turbo Energy Market: Present and Future Outlook France Germa n y Italy UK Netherlan ds Canada Mexico Chile Peru Colombia Acti v e N e xt North and South America Solar Energy Storage Battery R e v e nue b y Country (2023 - 2028; $M) 2028 2023 11,658.91 3,093.98 US 1,056.93 277.67 Canada 82.85 19.12 Mexico 333.55 106.30 Brazil 203.80 58.12 Chile 192.17 44.62 Others 13,528.21 3,599.81 Total Europe Solar Energy Storage Battery Revenue by Country (2023 - 2028; $M) UK F r an c e Spain 17 1 .94 35 . 13 47 9 . 15 688.58 146.58 4 ,356.30 5,268.37 534.45 Others Poland 35,562.34 4,968.15 Total Portugal 2028 2023 Sales Expansion 20,620.36 3,173.38 Germany Networks: Steps: 4,482.15 574.10 Italy Spain USA EUROPE AND AMERI CA SOLAR ENER G Y STOR AGE B A T TE R Y MARKET R E SEARCH & FOR E C A ST 2022 - 2028 Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved.

Distribution Marketi Resources Channel P r oduc t P artner Installer DIY Electrical Retailer Home All - in - One Solution Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved. g L e ads Sales Representatives Assigned to the Sector DIY Building Ma t erials Supplier APP Electri c i t y Retailer Contractors Industrial Solar Contractor P artner Installer Portable Solution Building Solutions Ene r gy S a ving Servi c es C&I All - in - One Solution

Use of Funds In v estm e nt International Expansion $5M N e w P r oduc t D e v elopm e nt Mar k eting Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved.

Board of Directors

TURBO ENERGY
SOLAR INNOVATION



Mariano Soria
General Manager & Board member

+20 years of experience

General Manager at Turbo Energy - CIO at Umbrella Solar Invetsment, 2021–actual

CEO & Shareholder at Punt Mobles, 2012–2021

Member of the Management Board at V.I.I, Sociedad de Capital Riesgo, 2010 a 2013

Industrial Engineer, Industrial Organization Engineer (UPV) - Executive MBA



Monika Mikac
Board Member

Monika Mikac is a CEO at NAD Capital, an investment fund that focuses on a whole circle of electric mobility. With more than 10 years of experience in the automotive industry, she's helping start-up companies develop and grow their businesses.

Monika is also a Board member of QEV Technologies where she previously held a CBO position. Her recent success within QEV was the closing of a 17M€ round with a European Investment Bank.

Awarded as one of European Automotive Rising stars, she started an automotive career as COO in Rimac Automobili. She helped grow the company from 1 to 350 employees.



Bill Carr
Advisor

Author, Advisor and speaker.

A co-founder of Working Backwards, LLC where they are senior advisors to companies. Prior roles include Vice President at Amazon, COO at Offer Up and EIR at Maveron.



Enrique Selva Bellvís
CEO

+20 years of experience

Founder & CEO Umbrella Solar Investment & IM2 Solar, 2004–actual

Founder & CEO Innova Ingenieros Consultores, 2000–2004

Vicepresident of Renewable Energies at Asociación Valenciana de Empresas del Sector de la Energía (AVAESEN)

Industrial Engineer (UPV) - Executive MBA



Alejandro Moragues
CFO

Financial Controller of Turbo Energy since October 2022

Senior Corporate Auditor for the US Company Euronet Worldwide, Inc from 2020 to 2022

External auditor for the services firm Pricewaterhouse Coopers from 2017 to 2020

Bachelors Degree in Business Administration and Management from the Polytechnic Universit y of Valencia



Miguel Valldecabres
Board Member

Miguel started his professional career at PwC Assurance services for 5 years both in Spain & UK.

After that, he has set up different businesses in the Real Estate and Food&Retail sectors that ended up in different successful divestments. Miguel founded Soton Capital to bring all cumulated experience to transactions and equity activities.

In 2012 he led the Formula E project fund rising activities and Investors Relationships with companies like Qualcomm, MoraBank, Julius Baer, Liberty Media and Discovery Channel as investors. He was a Board Member for 4 years.

He was CEO of QEV TEchnologies. Now he started his new role of CEO in EvDynamics.



Emilio Cañavete M.
Board Member

+12 years of experience

Chief Financial Officer at Turbo Energy & Umbrella Solar Investment, 2017–actual

Chief Financial Officer at Picima Inversiones Group, 2010–2017

Executive MBA – EDEM

Máster en Instituciones y Mercados Financieros (CUNEF)



Daniel Green
Board Member

CEO of NeoCam, 2018

Post 2012, Green has invested in a number of businesses including FlowGem, which he founded in 2015.

In 2010, Green started HomeSun to profit from a new Government scheme to provide solar power to homes. HomeSun became the largest residential renewable business in Europe, making over 7,000 home installations (equivalent to 30 MW).

In 2001 he founded You Me TV, a retail business. This was acquired by Sky in 2006 and Daniel became CEO of Sky Retail.

Green opened the first Brand Centre in Enfield, North London.



Hector Dominguis
Board Member

During the period 2021-23 he held the presidency of the Spanish Nuclear Society (SNE).

He joined the GDES group in 2003 as Director of Business Development. He was appointed General Manager of the Group by the Board of Directors and in May 2012 he was appointed CEO.

Consultant in Estrategia y Dirección, SL.

Assistant to the Commercial Management at Plexi, SA (Röhm Group)

Héctor Dominguis received a Materials Engineering degree from Imperial College, London.

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Turbo Energy **Team**





Rubén Sousa
CIO

+30 years of experience

CEO & Founder at Innovatrium - actual

CIO at Turbo Energy & Umbrella Solar Investment - actual

CIO at Plasticos Mondragón 2001 - 2005, CIO at CYES 1993-2001

Computer Science Specialist, Scrum Certificate, Bussiness Management

Vanesa Bigatà
CLO & CHRO*

+11 years of experience

Head de Legal & Human Resources at Umbrella Solar Invetsment, 2019 - actual

Head de Legal & Human Resources at IM2 Energía Solar, 2017-2019

Lawyer in Human Resources department at Sergio Herrero, 2014-2017

*at Umbrella Solar Investment

Manuel Cercós D'Aversa
CCO

+20 years of experience

Chief Commercial Officer at Turbo Energy, 2014- actual

Commercial Director at TAB, 2013 – 2014

Sales Manager at Técnicas Aplicadas en Baterías

Pablo de la Cuadra
CTO

+20 years of experience

CTO at Turbo Energy. 2018- actual

Independent Consultant Energy sector. Emerging markets. 2012-2018

CTO at Soluciones y Sistemas Solares

Telecommunication Engineer (UPC)

Maria Ángeles Narbón
COO

+20 years of experience

Chief Operating Officer at Turbo Energy, 2020 – actual

Chief Financial Officer at Solar, 2016 – 2020

Administration Manager at Avinatur Producciones Avícolas, 2013 – 2016

Chief Financial Officer at Técnicas Aplicadas de las Baterías, 2011 - 2013

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Overview

TURBO ENERGY
SOLAR INNOVATION

Who?

Team with more than 20 years of PV (photovoltaic) experience and the soul of an innovative start-up.

Revenue: $33M
EBITDA: $1.8M

R&D Team / Laboratory

IT Team

10+ Years as Energy Storage Leader in Spain

Designed & Produced in Spain

What?

Smart PV energy storage with Artificial Intelligence.


Ai

Why?

Turbo EnergyTM provides the most competitive energy storage solution


TURBO ENERGY
SOLAR INNOVATION
TESLA
1
sonnen

Market

A market with high growth prospects, in need of technological solutions for the challenges ahead.

North America & Europe battery market:


$49B
$5B
2022
2028



Use of Funds

$5M Nasdaq

- **International Expansion**



- **Marketing Efforts**
- **PV R&D Development**

- C&I
- BIPV
- Portable
- Residential

Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Thank Y ou. ww w .turbo - e . c om

Hardware Road Map

TURBO ENERGY
SOLAR INNOVATION

Building & Portable

The growing demand for domestic and business generation of photovoltaic energy, and the difficulty of this task in buildings, marks a powerful growth of the BIPV (Building Integrated PhotoVoltaics) sector, for which Turbo Energy will launch product proposals in the coming years.

Turbo Energy will launch small equipment Solar Take-Away

Minimum proposal for a photovoltaic instalation that can be purchased in the store or online

Does not require licenses or specialized installers

Building Integrated Photovoltaics Market Size, 2021 to 2030


USD BILLION
$ 132.6
100
$19.7
15
2021 22 23 24 25 26 27 28 29 2030

Source:
www.precedenceresearch.com



Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Communi t y E n e r gy Manager - Optimi z ation of the e ne r gy c ost in Ene r gy Communities - Aggregation of facilities to act as VPP Ha r d w a r e Road Map 2022 2030 U S D 3 , 3 6 7 . 7 Mill U S D 12,273.3 Mill Global V irtual P o w er Plan t Mar k et Market forecast to grow at a CAGR of 16.9% Sou r c e: Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved.

Software Road Map

TURBO ENERGY
SOLAR INNOVATION

Energy Saving Services

- Comprehensive home energy manager
- Analysis and forecast of the electricity bill
- Calculation of the optimal point of contracted power
- Search for more profitable electricity contracts.
- Analysis of inefficiencies in domestic appliances

Duck Curve

Electricy Demand in California (mW)



9AM
12PM
3PM
6PM
28.000
24.000
20.000
16.000
2019
2020
2022
2021
Peak solar production
Solar production wanes
Utility companies have to ramp up production to compensate for high demand, often over-stressing grid.
Curve gets more pronounced eash year, as more solar capacity is added



Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Fina n c ial s Sta t e m e nts Past performance is not indicative of future results. Investments may be speculative, iliquid, and there is a risk of principal loss. There is no guarantee that any speciﬁc outcome will be achieved. 2021 2021 2022 2022 A m ount in $ FS under Spanish G A AP FS under IFRS FS under Spanish G A AP FS under IFRS 19,553,488 19,416,662 33,318,759 33,321,219 REVENUE 600,540 540,458 1,788,080 1,787,335 EBITDA 363,957 302,458 1,101,732 1,100,321 Net I n c o m e